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                                                                   EXHIBIT 24.2

                                POWER OF ATTORNEY

        The undersigned officer of GB Foods Corporation, a Delaware corporation (the "Company"), hereby appoints Andrew F. Puzder, Gary R. Nelson, and M'Liss J. Kane, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act, pursuant to a Registration Statement on Form S-4, of that number of shares of the common stock of the Company which are to be issued pursuant to an Agreement and Plan of Merger, as it may be amended from time to time, among the Company, TLS Acquisition Corp., and Timber Lodge Restaurants, Inc., all as authorized by the Board of Directors of the Company; this authorization to include the authority to sign the name of the undersigned in the capacities indicated below to the said Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments thereto.

        IN WITNESS WHEREOF, the undersigned has executed a copy of this Power of Attorney as of July 7, 1998.


                                   /S/ THEODORE ABAJIAN
                                   Theodore Abajian
                                   Executive Vice President, Chief Financial
                                   Officer and Chief Accounting Officer
                                   (Principal Financial and
                                   Accounting Officer)